Exhibit 4.1

                                                   Conformed Copy

                      STOCKHOLDERS' AGREEMENT




           This AGREEMENT is made as of this 18th day of April, 1997, by and among Del Monte Foods Company, a Maryland corporation (hereinafter referred to as the "Company"), and each of the following (hereinafter severally referred to as a "Stockholder" and collectively referred to as the "Stockholders"): TPG Partners, L.P. ("TPG"), TPG Parallel I, L.P., BankAmerica Investment Corporation ("BAIC"), MIG Partners III ("MIG"), BT Investment Partners, Inc., Westar Capital, 399 Venture Partners, Inc. ("399 Venture"), TCW Capital Investment Corporation ("TCW"), each of the individuals that are signatories hereto and each of the parties who become parties to this Agreement pursuant to Article V hereof as stockholders.

           WHEREAS, DMFC has entered into an Agreement and Plan of Merger among TPG, TPG Shield Acquisition Corporation, a wholly owned subsidiary of TPG ("Shield"), and DMFC, dated as of February 21, 1997 (the "Merger Agreement");

           WHEREAS, the Merger Agreement provides for, among other things, the merger of Shield with and into DMFC, with DMFC being the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

           WHEREAS, the Merger Agreement has been amended as of April 14, 1997 pursuant to Section 6.7 thereof (the "Amended
Merger Agreement") to provide for the restructuring of the Merger so that it will be accounted for as a recapitalization for accounting purposes;



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           WHEREAS, following the consummation of the transactions
contemplated by the Amended Merger Agreement, the Stockholders will own all of the issued and outstanding common stock of the Company (all of the issued and outstanding shares of common stock of the Company, together with any additional shares issued by the Company, being hereinafter severally referred to as a "Share" and collectively referred to as the "Shares"); and

           WHEREAS, in consideration of the Amended Merger Agreement and the transactions contemplated thereby, the parties hereto desire to enter into an agreement regarding certain matters described herein, including the imposition of certain restrictions on the transferability at any time of any Shares held by any Stockholder.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

                             ARTICLE I

                  Representations and Warranties

           Each of the parties hereby severally represents and warrants to each of the other parties as follows:

           1.1 Authority; Enforceability. Such party has the legal capacity or corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against


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it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

           1.2 No Breach. Neither the execution of this Agreement nor the performance by such party of its obligations hereunder nor the consummation of the transactions contemplated hereby does or will:

                (a) conflict with or violate its articles of incorporation, bylaws or other organizational documents;

                (b) violate, conflict with or result in the breach or termination of, or otherwise give any other person the right to accelerate, renegotiate or terminate or receive any payment, or constitute a default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default) under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

                (c) constitute a violation by such party of any laws, rules or regulations of any governmental, administrative or regulatory authority or any judgments, orders, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority.

           1.3 Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.


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           1.4 Share Ownership. Such party will own, immediately
following the consummation of the transactions contemplated by the Amended Merger Agreement, the number of Shares set forth opposite such party's name in Schedule 1.4 attached hereto, free and clear of any and all liens, claims and encumbrances, other than those created by this Agreement.


                            ARTICLE II

                        Transfer of Shares

           2.1  Restrictions on Transfers.

                (a) No Stockholder may transfer by way of sale, exchange, assignment, pledge, gift or other disposition (all of which acts shall be deemed included in the term "transfer" as used in this Agreement) any or all of the Shares (whether held in its, his or her own right or by a representative of the Stockholder, such Stockholder hereinafter being referred to as a "Transferor") unless (i) such transfer of Shares is made on the books of the Company and in accordance with the provisions of
Article II of this Agreement and (ii) the transferee of such Shares (if other than the Company or another Stockholder, or a transferee in a sale of Shares made under Rule 144 (or any successor provision) under the Securities Act of 1933, as amended (the "Securities Act"), that is otherwise permitted by this Agreement) agrees to become a party to this Agreement pursuant to
Article V hereof and executes such further documents as may be necessary, in the opinion of the Company, to make him, her or it a party hereto.

                (b) Any purported transfer of Shares other than in accordance with this Agreement by any Transferor shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its records any change in record ownership of Shares pursuant to any such transfer.


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                (c) The Company shall not, without the written
consent of the holders of a majority, by voting power, of the outstanding Shares, issue any Shares upon original issue or reissue or otherwise dispose of any Shares unless the recipient or transferee of such Shares (if other than a Stockholder) shall agree to be added to this Agreement pursuant to Article V hereof and executes such further documents as may be necessary, in the opinion of the Company, to make him, her or it a party hereto.

           2.2  Right of First Refusal.

                (a) In the event that a Transferor desires to sell all or part of its Shares (the "Offered Shares") to a good faith independent purchaser (a "Purchaser"), other than pursuant to Section 2.3, 2.4 or 2.5 of this Agreement or in reliance and in accordance with Rule 144 (or any successor provision) under the Securities Act, the Transferor shall give written notice (the "Transferor's Notice") of its intention to sell the Offered Shares to the Company and the other Stockholders at least 60 days prior to the date of the proposed transfer setting forth (i) the number of Offered Shares, (ii) the consideration to be received by the Transferor, (iii) the identity of the Purchaser, (iv) any other material items and conditions of the proposed transfer and
(v) the date of the proposed transfer.

                (b) If the Transferor shall obtain the written consent of the holders of a majority, by voting power, of the outstanding Shares (including such Transferor and its Offered Shares) entitled to vote at a meeting of Stockholders within 15 days after giving the Transferor's Notice, the Transferor may freely transfer the Offered Shares to the Purchaser on the terms and conditions set forth in such notice for a period of 90 days after obtaining such consent without complying with the other provisions of this Section 2.2. Thereafter, such Offered Shares may be


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transferred only by again complying with all of the terms and procedures set forth in this Article II.

                (c) If the Transferor does not obtain consent to the proposed transfer as provided in Subsection 2.2(b) above, each Stockholder (other than the Transferor) may, by written notice given to the Transferor, the other Stockholders and the Company within 30 days after the date of the Transferor's Notice, elect to acquire all of the Offered Shares on the same terms and conditions set forth in the Transferor's Notice.

                If the Stockholders electing to acquire all of the Offered Shares (for purposes of this Section 2.2, the "Electing Stockholders") collectively elect to acquire an aggregate number of shares greater than the total number of Offered Shares, each Electing Stockholder will be allocated a number of the Offered Shares, up to the number of shares specified in such Electing Stockholder's notice to the Transferor, equal to such Electing Stockholder's Aggregate Pro Rata Portion (as hereinafter defined) of the Offered Shares. If one or more Electing Stockholders does not purchase all of its or their Aggregate Pro Rata Portion of the Offered Shares, then the remaining Electing Stockholders (for purposes of this Subsection 2.2(c), the "Remaining Electing Stockholders"), who based on their notice to the Transferor still desire to purchase the remaining Offered Shares (the "Remaining Offered Shares"), shall have the right to purchase an Aggregate Pro Rata Portion of such Remaining Offered Shares until all the Offered Shares are purchased.

                For purposes of this Subsection 2.2(c),
"Aggregate Pro Rata Portion" shall mean the number equal to the product of (i) (A) the number of Offered Shares or (B) the number of Remaining Offered Shares, as the case may be, multiplied by
(ii) a fraction, the numerator of which shall be the total number of Shares held by the Electing Stockholder, and the denominator


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of which shall be the total number of Shares held by (A) all
Electing Stockholders or (B) all Remaining Electing Stockholders, as the case may be.

                (d) If the Electing Stockholders collectively elect to acquire fewer than all of the Offered Shares within 30 days after the date of the Transferor's Notice, the Company shall thereupon have the option, exercisable by written notice given to the Transferor and the other Stockholders within 45 days after the date of the Transferor's Notice, to repurchase all or part of the remaining Offered Shares on the same terms and conditions set forth in the Transferor's Notice.

                (e) Subject to Subsection 2.2(f) below, upon the giving of the notices provided in Subsections 2.2(c) and (d) above, the Electing Stockholders and/or the Company, as the case may be, shall be obligated severally, but not jointly, to acquire, and the Transferor shall be obligated to transfer to each of them, the respective numbers of Offered Shares specified in such notices (or determined in accordance with Subsection 2.2(c) above, as the case may be) on the terms and conditions set forth in the Transferor's Notice; provided that, if the proposed transfer to the Purchaser provides for the payment of non-cash consideration for the Offered Shares, any Electing Stockholder and/or the Company may in their discretion, in lieu thereof, pay the Transferor in cash the fair market value of such non-cash consideration.

                (f) Notwithstanding the foregoing provisions of Subsection 2.2(e), if the Electing Stockholders and the Company collectively elect to acquire fewer than all of the Offered Shares, neither the Electing Shareholders nor the Company shall have the right to purchase any of the Offered Shares, and the Transferor may freely transfer all (but not less than all) of the Offered Shares to the Purchaser on the terms and conditions set forth in the Transferor's Notice at any time after 60 days, but within 120 days, following the date of such


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Transferor's Notice, provided, however, if the holders of a majority, by voting power, of the outstanding Shares notify the Transferor in writing, within 50 days after the date of the Transferor's Notice, of an objection to the Purchaser because the Purchaser or one or more of its affiliates competes with one or more of the businesses of the Company and its subsidiaries, the Transferor shall not have the right to transfer any of the Offered Shares to such Purchaser.

                In the event that the Offered Shares are not so transferred to the Purchaser or if the Transferor shall desire to transfer the Offered Shares to the Purchaser upon terms and conditions different from those set forth in the Transferor's Notice, then such Offered Shares may be transferred only by again complying with all of the terms and procedures set forth in this
Article II.

           2.3 Transfers to Permitted Transferees. A Stockholder may transfer any or all of the Shares held by such Stockholder to a Permitted Transferee (as hereinafter defined) of such Stockholder without complying with any other provision of this
Article II other than Section 2.1. For purposes of this Section 2.3, a "Permitted Transferee" means (a) in the case of TPG, any other investment partnership, limited liability company or other entity established for investment purposes and controlled by the principals of TPG, (b) in the case of any other Stockholder that is a corporation, any other entity that owns, directly or indirectly, at least 51% of the equity securities of such Stockholder ("majority ownership") or that is under common majority ownership with such Stockholder, (c) in the case of any other Stockholder that is an investment partnership, limited liability company or other entity established for investment purposes, the partners, members, stockholders or other owners thereof or another investment partnership, limited liability company or other entity established for investment purposes and controlled by such partners, members, stockholders or other owners, (d) in the case of any other Stockholder


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that is an individual, any successor by death or divorce, (e) in the case of BAIC, MIG, (f) in the case of MIG, BAIC, (g) in the case of 399 Venture, CCT Partners IV, L.P., and (h) in the case of TCW, any of TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust or TCW/Crescent Mezzanine Investment Partners, L.P.

           2.4  Bankruptcy of a Stockholder.

                (a) Upon the bankruptcy (as hereinafter defined in Subsection 2.4(d) below) of a Stockholder (the "Bankrupt Stockholder"), each Stockholder (other than the Bankrupt Stockholder) may, by written notice given to the Bankrupt Stockholder, the other Stockholders and the Company within 30 days following the occurrence of the event specified in Subsection 2.4(d) which gives rise to such bankruptcy, elect to purchase for cash part or all of such Bankrupt Stockholder's shares (the "Bankrupt Shares") at a price equal to the fair market value of such shares at the time of purchase, as determined either by agreement among the Stockholders or by an independent appraiser to be selected by the Company. Fees and expenses of any independent appraiser selected pursuant to this subsection shall be shared equally by (i) the Bankrupt Stockholder and (ii) the Stockholders electing to acquire any or all of the Bankrupt Shares (for purposes of this Section 2.4, the "Electing Stockholders"). The share of the fees and expenses to be shared by the Electing Stockholders shall be in proportion to the shares to be purchased by them.

                If the Electing Stockholders collectively elect to acquire an aggregate number of shares greater than the total number of the Bankrupt Shares, each Electing Stockholder will be allocated a number of the Bankrupt Shares, up to the number of shares specified in such Electing Stockholder's notice to the Company, equal to such Electing Stockholder's Aggregate Pro Rata Portion (as hereinafter defined) of the Bankrupt Shares. If one


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or more Electing Stockholder does not purchase all of its or their Aggregate Pro Rata Portion of the Offered Shares, then the remaining Electing Stockholders (for purposes of this Subsection 2.4(a), the "Remaining Electing Stockholders"), who based on their notice to the Company still desire to purchase the remaining Bankrupt Shares (the "Remaining Bankrupt Shares"), shall have the right to purchase an Aggregate Pro Rata Portion of such Remaining Bankrupt Shares until all the Bankrupt Shares are purchased.

                For purposes of this Subsection 2.4(a),
"Aggregate Pro Rata Portion" shall mean the number equal to the product of (i) (A) the number of Bankrupt Shares or (B) the number of Remaining Bankrupt Shares, as the case may be, multiplied by (ii) a fraction, the numerator of which shall be the total number of Shares held by the Electing Stockholder, and the denominator of which shall be the total number of Shares held by (A) all Electing Stockholders or (B) all Remaining Electing Stockholders, as the case may be.

                (b) If the Electing Stockholders collectively elect to acquire fewer than all of the Bankrupt Shares within 30 days after the event giving rise to such bankruptcy, the Company shall thereupon have the option, exercisable by written notice given to the Bankrupt Stockholder and the other Stockholders within 45 days after the event giving rise to such bankruptcy, to purchase for cash all or part of the remaining Bankrupt Shares at the price determined in accordance with Subsection 2.4(a) above.

                (c) Upon the giving of the notices provided in Subsections 2.4(a) and (b) above, the Electing Stockholders and/or the Company, as the case may be, shall be obligated severally, but not jointly, to purchase, and the Bankrupt Stockholder shall be obligated to sell to each of them, the respective numbers of such Bankrupt Shares specified in such notices (or


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determined in accordance with Subsection 2.4(a) above, as the case may be) for cash at the price determined in accordance with Subsection 2.4(a) above.

                (d) The bankruptcy of a Stockholder shall be deemed to occur upon the occurrence of any of the following events:

                     (i) The filing of a voluntary petition in bankruptcy by such Stockholder;

                     (ii) The filing of an involuntary petition in bankruptcy with respect to such Stockholder which remains undismissed for a period of 90 days;

                     (iii) The appointment of a receiver with respect to such Stockholder or with respect to all or substantially all of his, her or its assets or affairs which remains undismissed for a period of 60 days; or

                     (iv) The admission in writing by the Stockholder of his, her or its inability to pay his, her or its debts generally as they become due.

           2.5  Certain Rights.

                (a) Drag Along Rights. If a Stockholder or
Stockholders holding in the aggregate a majority, by voting power, of the outstanding Shares (a "Controlling Stockholder") desires to sell its Shares to a Purchaser (other than pursuant to Section 2.3) and said Purchaser desires to acquire all of the issued and outstanding Shares of the Company upon such terms and conditions as agreed to with the Controlling Stockholder, each other Stockholder agrees to sell all of its Shares to said Purchaser (or to vote in favor of any merger or other transaction which would effect such a sale) at the same price per Share and pursuant to the same terms and conditions with respect to payment for the Shares as agreed to by the Controlling Stockholder. In such case, the Controlling Stockholder shall give written notice of such sale to


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the other Stockholders at least 30 days prior to the consummation of such sale, setting forth (i) the consideration to be received by the Stockholders, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer.

                (b) Tag Along Rights. If TPG or its affililates proposes to transfer any Shares to a Purchaser other than an affiliate or employee of TPG or its affiliates, then such Stockholder (hereinafter referred to as a "Selling Stockholder") shall give written notice of such proposed transfer to the other Stockholders (for purposes of this Subsection 2.5(b), the "Other Stockholders") at least 30 days prior to the consummation of such proposed transfer, setting forth (A) the number of Shares offered, (B) the consideration to be received by such Selling Stockholder, (C) the identity of the Purchaser, (D) any other material items and conditions of the proposed transfer and (E) the date of the proposed transfer.

                Each Other Stockholder may elect to sell a Pro Rata Portion (as hereinafter defined) of its Shares, at the same price per Share and pursuant to the same terms and conditions with respect to payment for the Shares as agreed to by the Selling Stockholder, by sending written notice to the Selling Stockholder within 15 days of the date of the Selling Stockholder's notice, indicating a desire to sell such Pro Rata Portion of its Shares in the same transaction. Following such 15 day period, the Selling Stockholder shall be permitted to sell to the Purchaser additional Shares representing Shares not sold by Other Stockholders.

                "Pro Rata Portion" shall mean a number equal to the product of (x) the total number of Shares owned by such Other Stockholder and (y) a fraction, the numerator of which shall be the total number of Shares offered (for sale or registration) by the Selling Stockholder, and the denominator of which shall be the total number of Shares owned by the


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Selling Stockholder (including the Shares proposed to be sold or registered by the Selling Stockholder).

                (c)  Piggyback Registration Rights.

                     (i)  Notice to Stockholders.  If the Company
determines that it will file a registration statement under the Securities Act, other than a Form S-8 under the Securities Act or any similar form under the Securities Act, for an offering which includes Shares held by TPG or its affiliates (a "Registering Stockholder"), then the Company shall give prompt written notice to each of the other Stockholders (for purposes of this Subsection 2.5(c), the "Other Stockholders") that such filing is expected to be made (but in no event less than 30 days nor more than 60 days in advance of filing such registration statement), the jurisdiction or jurisdictions in which such offering is expected to be made, and the underwriter or underwriters (if any) that the Company (or the person requesting such registration) intends to designate for such offering. If the Company, within 15 days after giving such notice, receives a written request for registration of any Shares from any of the Other Stockholders, then the Company shall include in the same registration statement the number of additional Shares to be sold by each Other Stockholder as shall have been specified in its request, except that each Other Stockholder shall not be permitted to register more than a Pro Rata Portion of its Shares. The Company shall bear all costs of preparing and filing the registration statement, and shall indemnify and hold harmless, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of the registration statement, the seller of any Shares covered by such registration statement.


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Notwithstanding anything herein to the contrary, the Company, on prior notice to the participating Stockholder, may abandon its intention to file a registration statement under this Subsection
2.5(c) at any time prior to such filing.

                     (ii) Allocation. If the managing underwriter shall inform the Company (or the person requesting such registration) in writing that the number of shares requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the Company (or, if the offering is not for the Company's account, such person), then the Company shall include in such registration such number of Shares which the Company (or such person) is so advised can be sold in (or during the time of) such offering. All
Stockholders proposing to sell Shares shall share pro rata in the number of Shares to be excluded from such offering, such sharing to be based on the respective numbers of Shares as to which registration has been requested by such Stockholders.

                     (iii)  Permitted Transfer. Notwithstanding
anything to the contrary contained herein, sales of Shares pursuant to a registration statement filed by the Company may be made without compliance with any other provision of this Article II.

                            ARTICLE III

                   Legends on Share Certificates

           3.1 The certificates representing the Shares shall include an endorsement typed conspicuously thereon of the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT


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      UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE
      REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT
      APPLY.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AGREEMENT DATED AS OF APRIL 18, 1997 AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

           In the event that any Shares shall cease to be Restricted Shares (as hereinafter defined), the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Shares without the first paragraph of the legend required by this Section 3.1. In the event that any Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the request of the holder thereof, issue to such holder a new certificate representing such Shares without the second paragraph of the legend required by Section 3.1.

           "Restricted Shares" shall mean all Shares other than
(a) Shares that have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (b) Shares with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance satisfactory to the Company, of counsel, who shall be satisfactory to the Company, or (ii) a "no action" letter from the Securities and Exchange Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act.


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           3.2 All certificates for Shares hereafter issued, whether
upon transfer or original issue, shall be endorsed with a like legend.

           3.3 Upon the exercise of any option to purchase described herein, the certificates representing the Shares purchased shall be delivered to the Secretary of the Company and properly endorsed for transfer on the stock book of the Company.

                            ARTICLE IV

                             Covenants

           4.1 Financial Information. The Company shall, at its expense, provide to each Stockholder signatory hereto at the date hereof, promptly following the final preparation thereof, copies of consolidated annual, quarterly and monthly financial statements of the Company and its subsidiaries, such statements to include such type of information as is required to be provided to the senior secured lenders of Del Monte Corporation at the date hereof. The rights provided by this Section 4.1 may not be transferred or assigned to any other person without the consent of holders of a majority, by voting power, of the outstanding Shares, and shall be subject as to each Stockholder to the provision by such Stockholder of customary confidentiality undertakings.

           4.2 Affiliate Transactions. The Company shall not, and shall not permit any of its subsidiaries to, enter into any transaction with any affiliate of the Company (other than a material subsidiary of the Company), except upon fair and reasonable terms no less favorable to the Company or such subsidiaries than would be obtainable in a comparable arm's length transaction, unless the Company shall obtain the written consent of a majority of the independent directors of the Company or of the holders of a majority, by voting power, of the outstanding Shares (excluding such affiliate and its Shares) entitled to vote at a meeting of Stockholders; provided, agreements in effect on the date hereof shall be deemed not to violate this provision.



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           4.3 Exchange of Shares. The Stockholders will use all
reasonable efforts to cause the Board of Directors of the Company to authorize the exchange of Shares held by any Stockholder subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), to the extent necessary, for substantially equivalent shares with diminished voting rights, to permit the ownership of such Shares by such Stockholder to comply with the requirements of Section 4(c)(6) or 4(c)(7) of the BHCA.

                             ARTICLE V

                        Additional Parties

           Notwithstanding the provisions of Section 6.3, additional Stockholders may be added to and be bound by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional Stockholders. Promptly thereafter, the Company will deliver a conformed copy thereof to the Stockholders.

                            ARTICLE VI

                     Miscellaneous Provisions

           6.1 Specific Performance. The parties hereby declare and acknowledge that it is impossible to measure in money the damages which will accrue to any party hereto or to a representative of a Stockholder by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto or the representative of a Stockholder shall institute any action or proceeding to enforce the provisions hereof, the person against whom such action or proceeding is brought hereby waives the claim or defense that such party or such representative has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such party or such representative has an adequate remedy at law. The parties hereto agree that this Agreement shall be specifically enforceable.

           6.2 Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given in writing by registered or certified mail, which shall be addressed, in the case of the Company, to its principal office, and, in the case of any Stockholder, to such Stockholder's address appearing on the stock book of the Company or to such other address as may be designated by such Stockholder in writing to the Company.

           6.3 Entire Agreement. This Agreement constitutes the only agreement between the parties hereto respecting restrictions on the transferability of the Shares and supersedes all prior agreements, expressed or implied, between the parties.

           6.4 Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Maryland, without giving effect to principles of conflicts of laws.

           6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns.

           6.6 Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

           6.7 Amendment and Waiver. Any amendment of this Agreement or any waiver of any provision hereof shall be in writing and signed by all of the parties hereto. The addition of a Transferee of Shares or a recipient of any Shares as a party hereto pursuant to Article IV hereof shall not constitute an amendment hereto and need be signed only by the Company and such Transferee or recipient. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

           6.8 Termination. This Agreement shall terminate on the earlier of (a) the date on which more than 50% of the issued and outstanding Shares at such date shall have been registered and sold pursuant to one or more registration statements filed under the Securities Act and (b) the tenth anniversary of the date hereof. Notwithstanding the foregoing, in connection with the underwritten initial public offering by the Company of any Shares, the holders of a majority, by voting power, of the outstanding Shares may, by written notice to each of the parties to this Agreement and to each party who becomes a party to this Agreement, terminate this Agreement within 30 days after giving such notice, provided, however, termination pursuant to this second sentence of Section 6.8. shall not terminate the rights, if any, of Stockholders set forth in Subsection 2.5(c) of this Agreement.

           6.9 Counterparts. This Agreement may be signed by each party hereto upon a separate copy of this Agreement in which event all of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

           Each Stockholder in agreement with the foregoing should sign the form of acceptance in the space provided for such Stockholder's signature on this copy of this Agreement delivered to such Stockholder. This Agreement will become a binding agreement among such Stockholders and the Company when signed by the Company and so accepted by such Stockholders.

           The foregoing Agreement is hereby accepted as of the day and year first above written.

                             DEL MONTE FOODS COMPANY


                             By:  /s/ Thomas E. Gibbons
                                -----------------------------
                                Name:
                                Title:


                     Stockholders:


                             TPG PARTNERS, L.P.

                                 By:  TPG Genpar, L.P.
                                 By:  TPG Advisors, Inc.



                                 By: /s/ Carrie Wheeler
                                    --------------------------
                                    Name:
                                    Title:



                             TPG PARALLEL I, L.P.

                                 By:  TPG Genpar, L.P.
                                 By:  TPG Advisors, Inc.


                                 By: /s/ Carrie Wheeler
                                    --------------------------
                                    Name:
                                    Title:

                             399 VENTURE PARTNERS, INC.



                                 By: /s/ David Howe
                                    --------------------------
                                    Name:
                                    Title:

                             BANKAMERICA INVESTMENT CORPORATION




                                 By:    /s/ Dennis P. McCrary
                                    --------------------------
                                    Name: Dennis P. McCrary
                                    Title: Managing Director


                             MIG PARTNERS III



                                 By:    /s/ Dennis P. McCrary
                                    --------------------------
                                    Name: Dennis P. McCrary
                                    Title: Managing Director

                             BT INVESTMENT PARTNERS, INC.




                                 By: /s/ Joseph T. Wood
                                    --------------------------
                                    Name: Joseph T. Wood
                                    Title: Managing Director

                             WESTAR CAPITAL




                                 By:  /s/ Steven B. Sebastian
                                    --------------------------
                                    Name: Steven B. Sebastian
                                    Title: General Partner

TCW CAPITAL INVESTMENT CORPORATION

By:   TCW Asset Management Company
         its general partner


By:   /s/ Alvin R. Albe, Jr.           By: /s/ Marie M. Bender
Name:  Alvin R. Albe, Jr.              Name: Marie M. Bender
Title:  Executive Vice President,      Title: Assistant Secretary
        Finance & Administration       Address: 865 South Figueroa Street
Address:  865 South Figueroa Street             Suite 1800
          Suite 1800                            Los Angeles, California
          Los Angeles, California               90017
          90017

                                /s/ Robert J. Carbonell
                               ------------------------------
                               ROBERT J. CARBONELL




                                /s/ Richard Cashin
                               ------------------------------
                               RICHARD CASHIN




                                /s/ Stephen Sherrill
                               ------------------------------
                               STEPHEN SHERRILL




                                /s/ David Thomas
                               ------------------------------
                               DAVID THOMAS